Exhibit 99.1

EQT Announces Receipt of Requisite Consents in Consent Solicitation to
Extend Special Mandatory Redemption Outside Date for Senior Notes due 2028

PITTSBURGH, May 10, 2023 -- EQT Corporation (NYSE: EQT) (“EQT”) today announced that it has received the Requisite Consents (as defined below) in its previously announced consent solicitation to amend the indenture (the “Indenture”) governing its outstanding 5.700% Senior Notes due 2028 (the “Notes”) to extend the Outside Date (as defined below) for the special mandatory redemption provision from June 30, 2023 to December 29, 2023 (the “Consent Solicitation”), which ensures that the proceeds from the issuance of the Notes remain available through December 29, 2023 if the closing of EQT’s pending acquisition of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC (the “Acquisition”) occurs on or before such date.

As previously announced, upon the terms and subject to the conditions described in the consent solicitation statement dated May 3, 2023 (the “Consent Solicitation Statement”), EQT sought the consent of holders of a majority of the aggregate principal amount of the Notes (the “Requisite Consents”) to amend the Indenture to extend the Outside Date from June 30, 2023 to December 29, 2023 (the “Proposed Amendment”). Under the Indenture, prior to giving effect to the Proposed Amendment, EQT is required to redeem the outstanding Notes at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of such mandatory redemption if (i) the Acquisition is not consummated on or before June 30, 2023 (the “Outside Date”) or (ii) EQT notifies the trustee of the Notes that it will not pursue the consummation of the Acquisition. The extension of the Outside Date to December 29, 2023 aligns such date with the date on which the purchase agreement relating to the Acquisition may be terminated by the parties thereto as well as the termination date for lender commitments under EQT’s term loan credit agreement.

The Consent Solicitation expired at 5:00 p.m., New York City time, on May 9, 2023 (the “Expiration Time”). Pursuant to the Consent Solicitation, EQT received the consents from holders of a majority of the aggregate principal amount of the Notes to the Proposed Amendment.

The initial consent fee for each $1,000 principal amount of Notes for which a valid consent was delivered prior to the Expiration Time, and not validly revoked, is a cash payment of $7.50 (the “Initial Consent Fee”). EQT will pay the Initial Consent Fee to the tabulation agent for distribution to holders of the Notes as of 5:00 p.m., New York City time, on May 2, 2023 (the “Record Date”) who delivered valid consents prior to the Expiration Time (and did not validly revoke such consents) on May 11, 2023.

In addition, each holder of Notes as of the Record Date who delivered a valid consent prior to the Expiration Time (and received an Initial Consent Fee in respect of such consent) will also receive a cash payment of $3.75 per $1,000 principal amount of Notes (the “Additional Consent Fee”) for which such holder was paid an Initial Consent Fee if (and only if), as of 11:59 p.m., New York City time, on June 30, 2023, (i) the Acquisition has not yet been consummated and (ii) EQT has not become obligated under the special mandatory redemption provision of the Indenture to redeem the Notes (collectively, the “Additional Consent Fee Requirements”). In the event the Additional Consent Fee Requirements are satisfied, the Additional Consent Fee will be paid to the applicable holders on July 5, 2023. There can be no assurance that the Additional Consent Fee Requirements will be satisfied and, as a result, there can be no assurance that any holder will receive any Additional Consent Fee.

As a result of the receipt of the Requisite Consents in the Consent Solicitation, on or about the date hereof, EQT will execute a supplemental indenture to the Indenture containing the Proposed Amendment (the “Supplemental Indenture”). The Supplemental Indenture will become effective upon execution thereof, and the Proposed Amendment will become operative upon the payment by EQT in full of the Initial Consent Fee.

This news release is for informational purposes only and does not amend the Consent Solicitation, which has expired and was made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities.

J.P. Morgan Securities LLC acted as the Lead Solicitation Agent for the Consent Solicitation. Any persons with questions regarding the Consent Solicitation should contact J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-2064 (collect).

Investor Contact:

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

cameron.horwitz@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT's plans and expected timing with respect to the Consent Solicitation (including the payment of fees relating thereto) and the Supplemental Indenture.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; EQT’s ability to appropriately allocate capital and resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates and other economic uncertainties; EQT’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute EQT's exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of EQT’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to EQT’s business due to acquisitions and other significant transactions, including the Acquisition. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” and elsewhere in EQT's Annual Report on Form 10-K for the year ended December 31, 2022 and may be updated by Part II, Item 1A., "Risk Factors" in subsequent Quarterly Reports on Form 10-Q and other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, EQT may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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